UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 3, 2015 (December 2, 2015)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
(Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 2, 2015, the Board of Directors of General Dynamics Corporation amended and restated the company’s bylaws to implement a proxy access bylaw.

Article II, Section 10(b) of the Amended and Restated Bylaws permits an eligible stockholder, or a group of up to 20 eligible stockholders, owning 3% or more of the company’s outstanding shares of capital stock continuously for three years to nominate and include in the company’s annual meeting proxy materials directors constituting up to 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article II, Section 10(b). The Amended and Restated Bylaws also include clarifications, updates and conforming revisions to the advance notice provisions in Article II, Sections 10 and 11.

In addition, the Amended and Restated Bylaws include certain non-substantive changes and updates conforming to Delaware law.

The foregoing summary is qualified in its entirety by reference to the text of the Amended and Restated Bylaws of the company, filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.2 Amended and Restated Bylaws of General Dynamics Corporation (as amended effective December 2, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos
Senior Vice President, General Counsel and Secretary (Authorized Officer)

Dated: December 3, 2015